SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 30, 2003

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 354-0300

Item 5.    Other Events.

On June 30, 2003, Cardima, Inc. issued a press release announcing a reduction in its workforce by approximately 30%. A copy of the June 30, 2003 press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

99.1    Press Release of Cardima, Inc. dated June 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2003

CARDIMA, INC.

By:	/s/ GABRIEL B. VEGH
Gabriel B. Vegh Chairman of the Board and Chief Executive Officer